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                                                                      Exhibit 5

                    [Lewis, Rice & Fingersh, L.C. Letterhead]

                                 October 2, 2000

TrustCo Bank Corp NY
320 State Street
Schenectady, New York 12305

            Re:         Registration Statement on Form S-4

Ladies & Gentlemen:

            You have requested our opinion regarding the issuance of shares of the common stock, par value $1.00 (the "Common Stock"), of TrustCo Bank Corp NY, a New York corporation (the "Company"), in connection with a certain Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. The Common Stock is to be issued by the Company in connection with the Company's tender offer to the shareholders of Hudson River Bancorp, Inc. to exchange their shares in Hudson River Bancorp, Inc. for the Common Stock of the Company.

            In rendering this opinion, we have examined such corporate records and other documents, and reviewed such matters of law as we have deemed necessary or appropriate to render this opinion.

            Based upon the foregoing, we are of the opinion that the Common Stock has been duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Common Stock has been issued and paid for upon the terms and conditions set forth in the Registration Statement and the exchange offering, the Common Stock will be validly issued, fully paid and non-assessable.

            We consent to being named in the Registration Statement and in the related proxy statement--prospectus as the attorneys who passed upon the legality of the Common Stock, and to the filing of a copy of this Opinion as an Exhibit to the Registration Statement.

                                               Very truly yours,

                                               LEWIS, RICE & FINGERSH, L.C.

                                               /s/ Lewis, Rice & Fingersh, L.C.